Exhibit 10.10
SPECTRUM PHARMACEUTICALS, INC.
TERM SHEET FOR 2009 INCENTIVE AWARD PLAN
RESTRICTED STOCK AWARD
FOR GOOD AND VALUABLE CONSIDERATION, Spectrum Pharmaceuticals, Inc. (the “Company”), hereby awards to the Purchaser named below (the “Award”) the number of shares of its common stock (the “Common Stock”), that are covered by this Award, as specified below upon the terms and subject to the conditions set forth in this Term Sheet, the Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time (the Term Sheet and the Standard Terms and Conditions, as in effect at the time of the execution of the Term Sheet, together constituting the “Award Agreement” between the Purchaser and the Company). This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of the Purchaser:
Award Date:
Number of Shares of Restricted Stock:
Vesting Schedule:
By accepting this Term Sheet, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Term Sheet, the Plan and the Standard Terms and Conditions.
Purchaser acknowledges that Purchaser has been advised to consult his or her personal tax advisor as to the specific tax consequences of this Award and whether an election of Section 83(b) of the Internal Revenue Code, as amended, with respect to this Award will be in Purchaser’s best interests in light of Purchaser’s personal tax situation.
IN WITNESS WHEREOF, the Company has caused this Restricted Stock Award to be executed by its duly authorized officer.

SPECTRUM PHARMACEUTIALS, INC.

Name
Title
[Participant/Spouse Signature page follows on the reverse side of this Term Sheet]

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions thereof. The undersigned hereby acknowledges that a copy of the Standard Terms and Conditions and the Plan are available on the Company’s intranet.

PARTICIPANT

Signature
By his or her signature below, the spouse of the Participant, if Participant is legally married as of the date of his or her execution of this Term Sheet, acknowledges that he or she has read this Term Sheet, the Standard Terms and Conditions and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Term Sheet, the Standard Terms and Conditions and the Plan.

Signature of Spouse
                    OR
By his or her signature below, the Participant represents that he or she is not legally married as of the date of execution of this Term Sheet.

PARTICIPANT

Signature

EXHIBIT A
TO
SPECTRUM PHARMACEUTICALS, INC.
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK AWARDS
These Standard Terms and Conditions apply to any shares of Common Stock awarded under the Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan (the “Plan”) to employees, members of the Company’s Board of Directors and other Service Providers, which are identified as shares of “Restricted Stock” and are evidenced by a Term Sheet or an action of the Administrator that specifically refers to these Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
1.	TERMS OF RESTRICTED STOCK AWARD

In consideration for past services provided to Spectrum Pharmaceuticals, Inc. (the “Company”), the Company has granted (the “Award”) to the Purchaser named in the Term Sheet provided to said Purchaser herewith (the “Term Sheet”) the number of shares of its common stock (the “Restricted Stock”) that are covered by this Award, set forth in the Term Sheet, upon the other terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions (as amended from time to time), and the Plan (the Term Sheet and the Standard Terms and Conditions, as in effect at the time of the execution of the Term Sheet, together constituting the “Award Agreement” between the Purchaser and the Company). For purposes of the Award Agreement, any reference to the Company shall include a reference to any Subsidiary.

2.	VESTING OF RESTRICTED STOCK
A.
Subject to Section 2.B below, the shares of Restricted Stock shall become vested as specified in the box labeled “Vesting Schedule” on the Term Sheet. Each date upon which shares of Restricted Stock vest pursuant to the Vesting Schedule may constitute a taxable event (see Section 7, below).

B.
In the event that the Purchaser’s Continuous Service is terminated for any reason, any part of the Award that is unvested as of such termination date shall remain unvested (the “Unvested Shares”) and shall be subject to forfeiture as set forth in Section 3 below.

3.	RECONVEYANCE UPON TERMINATION OF SERVICE

In the event that the Purchaser’s Continuous Service terminates for any reason, all of the Unvested Shares shall be immediately forfeited without any further action by the Company or the Purchaser. Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Unvested Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by Purchaser. In the event any of the Unvested Shares are forfeited under this Section 3, all shares of stock, capital stock or other securities or property received by or distributed to the Purchaser with respect to the Unvested Shares being forfeited shall also be forfeited.

4.	RIGHTS AS A STOCKHOLDER

Except as otherwise provided herein, upon and execution of the Term Sheet by the Purchaser, the Purchaser shall have all the rights of a stockholder with respect to said shares of Restricted Stock, subject to the restrictions herein, including the right to vote the shares of Restricted Stock and to receive all dividends or other distributions paid or made with respect to the shares of Restricted Stock; provided, however, that any and all cash dividends paid on such shares of Restricted Stock and any and all shares of stock, capital stock or other securities or property received by or distributed to the Purchaser with respect to the shares of Restricted Stock as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, merger, sale, reclassification, or similar change in the capital structure of the Company shall also be subject to forfeiture in accordance with Section 3 and the restrictions on transfer in Section 8 until shares are no longer Unvested Shares.

Certificates or equivalent electronic form evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Term Sheet, and shall be released to the Purchaser in book-entry or equivalent electronic form upon vesting.

5.	RESTRICTIONS ON RESALES OF AWARD SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Purchaser or other subsequent transfers by the Purchaser of any shares of Restricted Stock awarded pursuant to the Award Agreement, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Purchaser and other stockholders, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers or (d) restrictions under federal or state securities laws.

6.	ADJUSTMENTS TO RESTRICTED STOCK

Upon or in contemplation of any reclassification, recapitalization, stock split, reverse stock split or stock dividend; any merger, combination, consolidation or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Company as an entirety; then the Company shall, in its sole discretion and in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances, make adjustments if appropriate in the number of shares of Restricted Stock awarded.

7.	INCOME TAXES
A.
The Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the acquisition of the shares of Restricted Stock. The Purchaser shall consider the advisability of all tax elections in connection with the purchase of the shares of Restricted Stock, including the making of an election under Section 83(b) under the Internal Revenue Code of 1986, as amended (“Code”); the Company has no responsibility for the making of such Section 83(b) election. In the event the Purchaser determines to make a Section 83(b) election, the Purchaser agrees to timely provide a copy of the election to the Company as required under the Code.

B.	Withholding.
1.
The Company shall be entitled to require payment of any sums required by federal, state or local tax law to be withheld with respect to the transfer of the Restricted Stock or the lapse of the Repurchase Right with respect to the Restricted Stock, or any other taxable event related thereto. The Company may permit the Purchaser to make such payment in one or more of the forms specified below:

(a)	by cash or check made payable to the Company;

(b)	by the deduction of such amount from other compensation payable to the Purchaser;

(c)
by tendering Shares which are not subject to the Repurchase Right and which have a then current Fair Market Value not greater than the amount necessary to satisfy the Company’s withholding obligation based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes; or

(d)	in any combination of the foregoing.
2.
In the event the Purchaser fails to provide timely payment of all sums required by the Company pursuant to Section 7.B., the Company shall have the right and option, but not obligation, to treat such failure as an election by the Purchaser to provide all or any portion of such required payment by means of tendering Shares in accordance with Section 7.B(1)(c).

8.	TRANSFERABILITY OF RESTRICTED STOCK

Until vested, shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Award Agreement.

Any share certificate(s) evidencing any Unvested Shares shall be endorsed with the following legend and any other legend(s) that may be required by any applicable federal or state securities laws:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF ARESTRICTED STOCK AWARD TERM SHEET, THE PLAN AND STANDARD TERMS AND CONDITIONS GOVERNING SUCH SHARES, ALL OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”
The Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
The Company shall not be required (1) to transfer on its books any shares of Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of these Standard Terms and Conditions, or (2) to treat as owner of such shares of Restricted Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

9.	THE PLAN AND OTHER AGREEMENTS

In addition to these Standard Terms and Conditions, the Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. A copy of the Plan, and the accompanying prospectus, is available at the Company’s intranet site.

The Standard Terms and Conditions and the Plan constitute the entire understanding between the Purchaser and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

Notwithstanding any other provision of the Plan or the Award Agreement, if Purchaser is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan, the shares of Restricted Stock and the Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Award Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

10.	NO EMPLOYMENT RIGHT

Nothing in the Plan, in the Award Agreement or any other instrument executed pursuant to the Plan shall confer upon the Purchaser any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Purchaser’s Continuous Service at any time for any reason.

Notwithstanding anything in the Award Agreement or the Plan to the contrary, the Award Agreement shall be governed by and are subject to the terms and conditions of the Purchaser’s employment agreement, if applicable, with the Company.

11.	DEFINITIONS

For purposes of these Standard Terms and Conditions, the following defined terms shall have the meaning ascribed below:

“Continuous Service” means (i) employment by either the Company or any Subsidiary, or by a corporation or a parent or subsidiary of a corporation that provides for the continuance or assumption of the Award Agreement or the substitution for the Award Agreement of a new agreement of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and the purchase price), which is uninterrupted except for vacations, illness (except for Disability), or leaves of absence which are approved in writing by the Company or such other employer corporation, (ii) service as a member of the Board until the Purchaser dies, resigns, is removed from office, or the Purchaser’s term of office expires and he or she is not reelected, or (iii) so long as the Purchaser is engaged as Service Provider to the Company or other corporation referred to in clause (i) above.

12.	GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.
These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its sole and absolute discretion.
The validity, construction, interpretation, and effect of this Award Agreement shall be governed by and determined in accordance with the laws of the State of California.